Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 4, 2021, relating to the financial statements of CF Finance Acquisition Corp. III appearing in Amendment No. 1 on Form 10/K-A.

/s/ WithumSmith+Brown, PC

New York, New York

October 29, 2021